Exhibit 99.01

Shire Pharmaceuticals Group plc Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Shire and Noven announce positive clinical data for transdermal ADHD treatment

Basingstoke UK and Philadelphia, US – April 6, 2005 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) today announced positive preliminary results from clinical trials of its methylphenidate transdermal system* (MTS) which is being developed in conjunction with Noven Pharmaceuticals Inc. for children with attention deficit and hyperactivity disorder (ADHD).

These trial results will be included as part of an amendment to the New Drug Application for the product currently pending at the FDA. Both Shire and Noven believe that the studies will address the issues raised by the FDA’s review in April 2003. The FDA has previously confirmed that the amendment will be reviewed within six months after submission.

The two studies, a phase 2 study involving 79 patients over a seven week period and a phase 3 study involving 268 patients over a seven week period, examined MTS in children between the ages of 6 and 12 previously diagnosed with ADHD. In these studies, use of MTS was well tolerated and the objectives of both studies were achieved.

Shire will release additional details of the trial results following further analysis and as part of an R&D update** in May 2005.

Matthew Emmens, Chief Executive Officer of Shire said: “These results demonstrate that MTS has the potential to provide significant benefits for children with ADHD, especially those that have difficulty taking oral medications and those that find a once-a-day patch more appropriate for their lifestyle. As the ADHD market develops, new choices of treatment are emerging, including specialized delivery systems (such as MTS) to meet the needs of different patients. Shire aims to have a range of medicines in its ADHD portfolio, with ADDERALL XRR being the most prescribed treatment for ADHD in the US. If approved, this product will be a strong addition and we look forward to advancing its development further.”

Robert Strauss, Noven’s President, CEO & Chairman said: “Today's news is an important step forward in the development of our methylphenidate patch. The next step is preparation of an amendment to the pending New Drug Application, and we expect to be working closely with our partner Shire to achieve that goal."

Robert Findling, M.D., Professor of Psychiatry at Case Western Reserve University in Cleveland, Ohio commented: “Methylphenidate has been shown to be an effective treatment, used orally, for children with ADHD for decades. Upon approval, MTS holds the promise of being a welcome additional treatment option for children with ADHD.”

Shire acquired the worldwide sales and marketing rights to MTS from Noven in February 2003.

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+	44 1256 894 160

	Brian Piper (North America)	+	1 484 595 8252

Media	Jessica Mann (Rest of the World)	+	44 1256 894 280

	Matthew Cabrey (North America)	+	1 484 595 8248

Registered in England 2883758 Registered Office as above

Notes to editors
*Formerly referred to as METHYPATCHR
** Details of the Shire R&D update will be issued in due course

The Methylphenidate Transdermal System
The most common adverse events reported by patients who received the methylphenidate transdermal system in previous clinical trials were: application site reactions such as skin redness, insomnia (difficulty sleeping), anorexia (loss of appetite), headache, abdominal pain, sudden changes in emotions, viral infection (symptoms of a virus), vomiting, weight loss, nervousness, twitching, increased cough, inflammation of the nose, inflammation of the throat, irritability, overall body discomfort, apathy (lack of interest or emotion), fever, anxiety, impaired body movement, and accidental injury.

Preliminary evaluation of adverse events seen in the two trials referenced in this press release included abdominal pain, anorexia (loss of appetite), application site reactions, headache, insomnia, and nausea.

About Adderall XR
The most common adverse events in pediatric trials included loss of appetite, insomnia, abdominal pain, and emotional lability. The most common adverse events in the adult trial included dry mouth, loss of appetite, insomnia, headache, and weight loss.

The effectiveness of ADDERALL XR for long-term use has not been systematically evaluated in controlled trials. As with other psychostimulants indicated for ADHD, there is a potential for exacerbating motor and phonic tics and Tourette's syndrome. A side effect seen with the amphetamine class is psychosis. Caution also should be exercised in patients with a history of psychosis.

Abuse of amphetamines may lead to dependence. Misuse of amphetamine may cause sudden death and serious cardiovascular adverse events. ADDERALL XR generally should not be used in children or adults with structural cardiac abnormalities. ADDERALL XR is contraindicated in patients with symptomatic cardiovascular disease, moderate to severe hypertension, hyperthyroidism and glaucoma, known hypersensitivity to this class of compounds, agitated states, history of drug abuse, or current or recent use of MAO inhibitors. ADDERALL XR should be prescribed with close physician supervision.

Shire Pharmaceuticals Group plc

Shire is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact of those on Shire’s Attention Deficit & Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise, government regulation and approval, including but not limited to Health Canada’s suspension of

ADDERALL XR sales in Canada and the expected product approval dates of METHYPATCH® (MTS) (ADHD), SPD503 (ADHD), SPD 465 (ADHD), SPD 476 (ulcerative colitis), and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Agency in the United States, Shire’s ability to secure new products for development, and other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004.

Noven Pharmaceuticals, Inc.
Noven Pharmaceuticals, Inc., headquartered in Miami, Florida, is a leading developer of advanced transdermal drug delivery technologies and prescription transdermal products. Noven’s prescription patches are sold in over 30 countries, and a range of new patches are being developed in collaboration with Novartis Pharma AG, Shire Pharmaceuticals Group plc, P&G Pharmaceuticals, Endo Pharmaceuticals Inc. and others. With the most advanced and broadly applicable transdermal technology in its class, Noven is committed to expanding the universe of available transdermal therapies for the benefit of patients, partners and shareholders. See www.noven.com for additional information.